Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following are the direct and indirect subsidiaries of Affinity Group, LLC, a Delaware limited liability company:

Affinity Brokerage, LLC, a Delaware limited liability company

Affinity Guest Services, LLC, a Delaware limited liability company

Affinity Road and Travel Club, Inc., a Texas corporation

AGI Productions, LLC, a Delaware limited liability company

Camp Coast to Coast, LLC, a Delaware limited liability company

Camping World Card Services, Inc., an Ohio corporation

Camping World, Inc., a Kentucky corporation

Camping World Insurance Services of Kentucky, Inc., a Delaware corporation

Camping World Insurance Services of Nevada, Inc., a Nevada corporation

Camping World Insurance Services of Texas, Inc., a Texas corporation

Coast Marketing Group, LLC, a Delaware limited liability company

CWI, Inc., a Kentucky corporation

CW Michigan, Inc., a Delaware corporation

CWFR Capital Corp., a Delaware corporation

Ehlert Publishing Group, LLC, a Delaware limited liability company

Golf Card International, LLC, a Delaware limited liability company

Golf Card Resort Services, LLC, a Delaware limited liability company

GSS Enterprises, LLC, a Delaware limited liability company

Outdoor Buys, Inc.., a Kentucky corporation

Power Sports Media, LLC, a Delaware limited liability company

TL Enterprises, LLC, a Delaware limited liability company

VBI, LLC, a Delaware limited liability company